SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934
                                (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
     [ ]   Preliminary Proxy Statement
     [ ]   Definitive Proxy Statement
     [X]   Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                LABONE, INC.
               (Name of Registrant as Specified In Its Charter)

                         Gregg R. Sadler - Secretary
                            10310 W. 84th Terrace
                            Lenexa, Kansas  66214
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6 (i)(2).

[ ]  $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14-a(6)(i)(4) and 0-11.

      1)   Title of each class of securities to which transaction applies:

      2)   Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

      4)   Proposed maximum aggregate value of transaction:

*Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:

      2)   Form, Schedule or Registration Statement No.:

      3)   Filing Party:

      4)   Date Filed:

                                LabOne, Inc.
                            10310 W. 84th Terrace
                            Lenexa, Kansas 66214
                               (913) 888-8397

                                        Released to stockholders
                                        April 12, 1995

Stockholders:
     The following is a correction to the Performance Graph appearing on page 19 of the Proxy Statement of LabOne, Inc. mailed to stockholders on April 5, 1995 in connection with the annual meeting of stockholders of the corporation to be held May 11, 1995. The earlier Performance Graph omitted the line reflecting the performance of the Russell 2000 Index over the last five years.

            Comparison of Five Year Cumulative Total Returns Among LabOne, NASDAQ Composite Index and Russell 2000 Index






THE GRAPHICAL FORM OF THE "PERFORMANCE CHART" IS REPRESENTED BY THE TABLE BELOW. THE DATA POINTS IN THE TABLE ACCURATELY PRESENT THE INFORMATION FROM THE PERFORMANCE CHART.















                           1989     1990     1991     1992     1993     1994
                         -----------------------------------------------------
LabOne, Inc.              100.00    54.93    87.18    82.41   116.25   101.15
Nasdaq US CRSP Index      100.00    84.92   136.28   158.58   180.93   176.91
Russell 2000 Index        100.00    80.49   117.56   139.21   165.52   162.51

     The table assumes the investment at the close of business on December 31, 1989 of $100 in LabOne's common stock and in the portfolio represented in each index, and assumes that all dividends were reinvested.

     The Russell 2000 Index is an index of companies with market capitalizations similar to LabOne. It has been selected because LabOne cannot reasonably identify a peer group of companies for comparison. LabOne believes that an index of companies with similar capitalizations provides a good basis for comparing total stockholder returns.